UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2016 (March 14, 2016)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 14, 2016, the American Capital, Ltd. (“American Capital” or the “Company”) announced that its Board of Directors had reset the date of its Annual Meeting of Stockholders to July 29, 2016 and that June 10, 2016 is the new record date for determining stockholders eligible to vote at the Annual Meeting. The Board had previously set June 30, 2016 as the date of the meeting and May 9, 2016 as the record date. After the new record date, the Company will distribute to all stockholders of record on the record date a Notice of Annual Meeting and Proxy Statement, which will set forth the time of day and place of the meeting and will include information on matters to be voted upon at the meeting.
Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the Annual Meeting and who wishes the proposal to be included in the Proxy Statement for the meeting must submit the proposal in writing to the Company’s Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on or before March 25, 2016. The proposal must satisfy all applicable requirements of Rule 14a-8. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the Annual Meeting, such proposal must be made by written notice (setting forth the information required by the Company’s Bylaws) and received by the Secretary within the timeframe specified in the Company’s Bylaws. All proposals should be submitted by certified mail, return receipt requested, and must satisfy all applicable requirements of the Company’s Bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: March 17, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary